Exhibit 21

                 Subsidiaries of the Registrant


Parent

Southern Missouri Bancorp, Inc.

                                Percentage        Jurisdiction or
Subsidiaries (a)               of Ownership    State of Incorporation

Southern Missouri Bank and Trust Co.100%              Missouri

SMS Financial Services, Inc. (b)   100%               Missouri


(a) The operation of the Company's wholly owned subsidiaries are included in the Company's Financial Statements contained in
    Item 7 hereof.

(b) Wholly-owned subsidiary of Southern Missouri Bank  and  Trust
    Co.